                                                                      Exhibit 21


          Subsidiaries of Mafco Consolidated Group Inc.


          Subsidiary                    State of Incorporation
          ----------                    ----------------------
Consolidated Cigar Holdings Inc.             Delaware
     Consolidated Cigar Corporation          Delaware
     Jamaica Tobacco Manufacturing           Jamaica
        Company (1995) Limited
     Triple C Marketing Inc.                 Delaware
     Tabacos San Andres S.A. de C.V.         Honduras
     Congar International Corporation        Delaware
     Tabacalera de Garcia Ltd.               Bermuda
     Cuban Cigar Brands NV                   Netherlands Antilles
     Direct Products Inc.                    Delaware

MCG Intermediate Holdings Inc.               Delaware
     PA Abex Acquisition Limited             Canada
     PA Abex Acquisition Canada Inc.         Canada
     Cleveco Inc.                            Delaware
     Abco Canada Holdings Inc.               Delaware
     PA Defense Systems Inc.                 Delaware
     New Abco Holdings Inc.                  Delaware
     PA Partners, L.P.                       Delaware
     Henley Shareholder Services Inc.        Delaware
     Henley Residence Inc.                   Delaware
     Liberty Lane Real Estate, Inc.          Delaware
     Newco K.M.B. Corporation                Florida
     Pershing Park, Inc.                     Delaware
     SCSA, Inc.                              Delaware
     Garden City Fan of Canada Limited       Canada
     Garden City Fan & Blower de Mexico      Mexico
        S.A. de D.V.

Power Control Technologies Inc.              Delaware
     PCT International Holdings Inc.         Delaware
     Pneumo Abex Corporation                 Delaware
     Jensen-Kelly Corporation                Delaware
     American Brake Shoe Company             Delaware
     NWL Control Systems, Inc.               Michigan
     Stanray Corporation                     Delaware
     NWL Service Corp.                       Delaware
     Flavors Holdings Inc.                   Delaware
     Boam Produce (Europe) Est.              Liechtenstein
     Rishmac Produce & Export Co.            Iran
     Mafco International Inc.                Delaware
     Choube-Shirin Export Company Ltd.       Iran
     Mafco Establishment                     Liechtenstein
     Extraits Vegetaux et Derives, S.A.      France